Exhibit 10.1

AMENDED AND RESTATED

ADVISORY AGREEMENT

by and among

STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.,

SWIF II OPERATING PARTNERSHIP, LP

and

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

Table of Contents

Page

1.	DEFINITIONS	1
2.	APPOINTMENT	8
3.	DUTIES OF THE ADVISOR	8
4.	AUTHORITY OF ADVISOR	11
5.	BANK ACCOUNTS	12
6.	RECORDS; ACCESS	12
7.	LIMITATIONS ON ACTIVITIES	12
8.	RELATIONSHIP WITH DIRECTORS	13
9.	FEES	13
10.	EXPENSES	15
11.	OTHER SERVICES	17
12.	REIMBURSEMENT TO THE ADVISOR	17
13.	OTHER ACTIVITIES OF THE ADVISOR	17
14.	TERM; TERMINATION OF AGREEMENT	18
15.	TERMINATION BY THE PARTIES	18
16.	ASSIGNMENT TO AN AFFILIATE	19
17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	19
18.	INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP	20
19.	INDEMNIFICATION BY ADVISOR	20
20.	NON-SOLICITATION	20
21.	NOTICES	20
22.	THIRD PARTY BENEFICIARY	21
23.	MODIFICATION	21
24.	SEVERABILITY	21
25.	GOVERNING LAW; EXCLUSIVE JURISDICTION; WAIVER OF JURY TRIAL	21
26.	INDULGENCES, NOT WAIVERS	21
27.	GENDER	22
28.	TITLES NOT TO AFFECT INTERPRETATION	22
29.	EXECUTION IN COUNTERPARTS	22
30.	INITIAL INVESTMENT	22

-i-

THIS AMENDED AND RESTATED ADVISORY AGREEMENT (the “Agreement”), dated as of August 18, 2023, is among Strategic Wireless Infrastructure Fund II, Inc., a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company (the “Advisor”). This Agreement amends, restates and replaces in full that certain Advisory Agreement, dated as of June 13, 2021, by and between the Corporation, the Operating Partnership, and the Advisor.

W I T N E S S E T H

WHEREAS, the Corporation intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Corporation is the general partner of the Operating Partnership and intends to conduct its business and make investments in Assets primarily through the Operating Partnership;

WHEREAS, the Corporation and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Corporation, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Acquisition Expenses shall have the meaning set forth in the Charter.

Advisor. StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company, any successor advisor to the Corporation, the Operating Partnership or any person or entity to which StratCap Digital Infrastructure Advisors II, LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by StratCap Digital Infrastructure Advisors II, LLC to perform property and securities management and related services for the Corporation or the Operating Partnership that is not hired or retained to perform substantially all of the functions of StratCap Digital Infrastructure Advisors II, LLC with respect to the Corporation or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Asset. Any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Corporation, directly or indirectly through one or more of its Affiliates.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by or related to real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities, mezzanine loans and residential mortgage-backed securities), before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board of Directors or Board. The persons holding such office, as of any particular time, under the Charter of the Corporation, whether they be the Directors named therein or additional or successor Directors.

Bylaws. The bylaws of the Corporation, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Advisor, or a material breach of this Agreement by the Advisor, which has not been cured within 30 days of such breach.

Charter. The amended and restated articles of incorporation of the Corporation, as amended from time to time.

Class-Specific Fees. Any Distribution Fee expenses accrued or allocated directly or indirectly to a particular class of OP Units or Shares.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Contract Purchase Price. The term “Contract Purchase Price” shall mean (i) the amount actually paid or allocated in respect of the acquisition of a Property, (ii) the Corporation’s proportionate share of the amount actually paid or allocated in respect of the Real Property owned by any real estate related entity in which the Corporation acquires a majority economic interest or which the Corporation consolidates for financial reporting purposes in accordance with generally accepted accounting principles, (iii) the amount actually paid or allocated in respect of an investment in any other real estate related entity or (iv) the amount actually paid or allocated in respect of the origination or acquisition of Mortgages, other debt investments or other investments; in each case including any third party expenses, debt, whether borrowed or assumed, and exclusive of Acquisition Expenses.

Contract Sales Price. The total consideration paid in connection with a Disposition, other than a Listing, including without limitation, any debt or other liabilities incurred, assumed or taken subject to by an acquirer. Without limiting the generality of the foregoing, in any transaction involving the acquisition of any equity of the Corporation, the Operating Partnership or other selling entity, the Contract Sales Price will be deemed to include (whether or not expressed in the net per share price), the value assigned by the applicable buyer to all assets (or the value of such assets implied by such buyer’s offer) before subtracting liabilities to derive the net per share purchase price.

Corporation. Corporation shall have the meaning set forth in the preamble of this Agreement.

Corporation Management Fee. The fee payable to the Advisor pursuant to Paragraph 9(a).

Dealer Manager. StratCap Securities, LLC or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. StratCap Securities, LLC is a member of FINRA and affiliate of the Advisor.

Dealer Manager Fee. The dealer manager fee payable, if any, to the Dealer Manager for serving as the dealer manager for any Public Offering or the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Corporation’s Memorandum or other applicable offering documents.

Director. A member of the Board of Directors of the Corporation.

Disposition. The term “Disposition” shall include (i) a sale of any substantial portion of the Assets, whether effectuated either directly or indirectly through the sale of any entity owning such Assets, including, without limitation, the Corporation or the Operating Partnership, (ii) any sale, merger or other transaction resulting in a special distribution to our stockholders, including, without limitation, any transaction in which the Stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (iv) a Listing.

Disposition Expenses. Any and all expenses incurred by the Corporation, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the disposition of any Asset, whether or not finally sold, including, without limitation, legal fees and expenses, travel and communications expenses and accounting fees and expenses.

Distribution Fee. The distribution fee or any similar ongoing fee (as distinguished from upfront or one-time selling commissions and fees) payable to the Dealer Manager pursuant to the then-current dealer manager agreement between the Corporation and the Dealer Manager.

Distributions. Any distributions of money or other property by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Equity Shares. Transferable shares of beneficial interest of the Corporation of any class or series, including common shares or preferred shares.

Excess Amount. Excess Amount shall have the meaning set forth in Paragraph 12.

Fixed Component. The non-variable component of the Management Fee as described in Paragraph 9.

FINRA. Financial Industry Regulatory Authority, Inc.

Fund Interests. The total outstanding Shares and outstanding OP Units that are held by parties other than the Corporation.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Corporation and/or the Operating Partnership to assume and agree to perform the Corporation’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any uncured material breach of this Agreement of any nature whatsoever by the Corporation and/or the Operating Partnership that remains uncured for 30 days after written notice of such material breach has been provided to the Corporation and the Operating Partnership by the Advisor.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Corporation through the Offering, without deduction for Sales Commissions, Dealer Manager Fees, Distribution Fees, volume discounts, any marketing support and due diligence expense reimbursement or other Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions or Dealer Manager Fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Memorandum without reduction.

Independent Director. Independent Director shall have the meaning set forth in the Charter.

Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

Independent Valuation Advisor. A firm that is (i) engaged to a substantial degree in the business of conducting valuations on commercial real estate properties, (ii) not affiliated with the Advisor and (iii) engaged by the Corporation with the approval of the Board to appraise the Real Properties or other assets or liabilities pursuant to the Valuation Procedures.

Joint Ventures. The joint venture, co-investment, co-ownership or partnership arrangements (other than arrangements between the Corporation and the Operating Partnership) in which the Corporation or any of its subsidiaries is a co-venturer, co-owner or general partner which are established to acquire or hold Assets.

Liquidity Event. The term “Liquidity Event” shall include, but shall not be limited to, (i) a Listing, (ii) a sale, merger or other transaction in which the Stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (iii) the sale of all or substantially all of the Corporation’s Assets where Stockholders either receive, or have the option to receive, cash or other consideration.

Listing. The listing or partial listing of the Shares on a national securities exchange.

Management Fee. The fees payable to the Advisor pursuant to Paragraph 9(a).

Memorandum. The private placement memorandum pursuant to which the Offering will be conducted, as may be supplemented from time to time.

Mortgages. In connection with mortgage financing provided, invested in, participated in or purchased by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

OP Management Fee. The fee payable to the Advisor pursuant to Paragraph 9(a).

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as adopted by the members of the North American Securities Administrators Association, Inc. on May 7, 2007, as may be amended from time to time.

NAV. Net asset value, calculated pursuant to the Valuation Procedures.

NAV Calculations. The calculations used to determine the NAV of the Corporation, the Shares, the Operating Partnership and the OP Units, all as provided in the Valuation Procedures.

Net Income. For any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Corporation’s Assets.

Offering. The offering of Class A Shares, Class AX Shares, Class D Shares, Class DX Shares, Class I Shares and Class IX Shares pursuant to the Memorandum, which will not be registered under the Securities Act.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Operating Partnership’s limited partnership agreement between the Corporation and StratCap Digital Infrastructure Advisors II, LLC, as amended from time to time.

OP Unit. Units of limited partnership interest in the Operating Partnership, other than the Special OP Units.

Organization and Offering Expenses. Any and all cumulative costs and expenses incurred by and to be paid from the assets of the Corporation, including amounts reimbursable to the Advisor and its Affiliates pursuant to Paragraph 10(a)(i) hereof, in connection with the formation of the Corporation and the qualification and registration of any Public Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees should the Corporation elect to commence a Public Offering.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Private Organization and Offering Expenses. Any and all cumulative costs and expenses incurred by and to be paid from the assets of the Corporation or any of its subsidiaries, including amounts reimbursable to the Advisor and its Affiliates pursuant and subject to Paragraph 10(a)(ii) hereof, in connection with the formation of any subsidiaries of the Corporation and the qualification of the Offering and the subsequent marketing and distribution of such securities, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing and amending or supplementing private placement memoranda, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the preparation, execution and delivery of any filings to be made on a Form D Notice of Sale of Securities pursuant to Regulation D promulgated under the Securities Act, including accountants’ and attorneys’ fees.

Property or Properties. All or a portion of the Real Property or Real Properties acquired by the Corporation, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

Public Offering. Any public offering of Shares registered pursuant to a Registration Statement filed with the SEC.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land. Properties sold by the Corporation or any Affiliate to investors in tenancy-in-common interests (or pursuant to a Delaware statutory trust), beneficial interests in Delaware statutory trusts, and or similar interests shall be deemed Real Property for the purposes of this definition so long as (i) such properties are being leased by the Corporation or any Affiliate from the tenancy-in-common (or Delaware statutory trust) investors, and (ii) such properties are reflected as Assets of the Corporation in accordance with GAAP.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sales Commission. A percentage of Gross Proceeds from the sale of Shares in the Offering or any Public Offering payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

Securities. The term “Securities” shall mean any of the following, as the text requires: Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

SEC means the U.S. Securities and Exchange Commission.

Share Repurchase Program. The Corporation’s share repurchase program, as amended from time to time.

Shares. The shares of the common stock of the Corporation sold in the Offering or any Public Offering.

Soliciting Dealers. Broker-dealers who are members of FINRA, or that are exempt from broker-dealer registration, and who, in either case, have executed selected dealer or other agreements with the Dealer Manager to sell Shares.

Special OP Units. The separate series of limited partnership interests issued to the Advisor by the Operating Partnership in exchange for a capital contribution of $1,000.

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholders. The registered holders of the Corporation’s Shares.

Termination Date. The date of termination of this Agreement.

Total Operating Expenses. All costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including the Management Fee and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses and Private Organization and Offering Expenses, as applicable, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vi)  Acquisition Expenses, (vii) real estate commissions on the sale of Property, (viii) distributions made with respect to interests in the Operating Partnership, and (ix) other fees and expenses connected with the acquisition, Disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of the Corporation which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Unitholders. The holders of OP Units.

Valuation Procedures. The valuation procedures adopted by the Board, as amended from time to time.

2%/25% Guidelines. For any year in which the Corporation qualifies as a REIT, the requirement pursuant to the NASAA REIT Guidelines that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of the Corporation’s Average Invested Assets during such 12 month period or 25% of the Corporation’s Net Income over the same 12 month period.

2.             APPOINTMENT. The Corporation and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.             DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to present to the Corporation and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Corporation as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Bylaws and the Operating Partnership Agreement, and subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:

(a)            serve as the Corporation’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Corporation’s assets and investment policies;

(b)           manage and supervise the Offering of Shares and any private placements of securities, including but not limited to OP Units, including, without limitation: (i) develop the product offering, including the determination of the specific terms of the Securities to be offered, prepare all offering and related documents, and obtain all required regulatory approvals; (ii) along with the Dealer Manager, approve the participating broker dealers and negotiate the related selling agreements; (iii) coordinate the due diligence process for participating broker dealers and their review of the Memorandum and the Offering, private placement and Corporation documents; (iv) assist in the preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering or private placement; (v) along with the Dealer Manager, negotiate and coordinate with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions; and (vi) manage and supervise all other services related to the organization of the Corporation, the Operating Partnership, the Offering or a private placement;

(c)            implement and coordinate the processes with respect to the NAV Calculations, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor concerning the value of the Real Properties;

(d)           supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement;

(e)            provide the daily management for the Corporation and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Corporation and the Operating Partnership, including, without limitation: (i) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other items necessary and incidental to the Corporation’s business and operations; (ii) maintain accounting data and any other information requested concerning the activities of the Corporation and the Operating Partnership as shall be required to prepare and to file all periodic financial reports with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements; (iii) oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters; (iv) manage and coordinate with the transfer agent the quarterly dividend process and payments to Stockholders; (v) consult with and assist the Board of Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations; (vi) provide the Board of Directors with updates related to the overall regulatory environment affecting the Corporation and the Operating Partnership, as well as managing compliance with such matters; (vii) consult with the Board of Directors with respect to the corporate governance structure and appropriate policies and procedures related thereto; (viii) oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Corporation and the Operating Partnership to comply with applicable law, including the Sarbanes-Oxley Act; (ix) manage communications with Stockholders and OP Unitholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and (x) establish technology infrastructure to assist in providing Stockholder and OP Unitholder support and service;

(f)            investigate, select, and, on behalf of the Corporation and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Corporation and the Operating Partnership with any of the foregoing;

(g)           consult with the officers and Board of Directors of the Corporation and assist the Board of Directors in the formulation and implementation of the Corporation’s financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Corporation and in connection with any borrowings proposed to be undertaken by the Corporation and/or the Operating Partnership;

(h)           subject to the provisions of Paragraphs 3(j),(q),(r),(s) and 4 hereof, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Corporation and the Operating Partnership in compliance with the investment objectives and policies of the Corporation; (iv) oversee the due diligence process; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (vi) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

(i)             upon request, provide the Board of Directors with periodic reports regarding prospective investments;

(j)             make investments in and Dispositions of Assets within the discretionary limits and authority as granted by the Board;

(k)            negotiate on behalf of the Corporation and the Operating Partnership with banks or lenders for loans to be made to the Corporation and the Operating Partnership, and negotiate on behalf of the Corporation and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and the Corporation’s Securities or obtain loans for the Corporation and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Corporation or the Operating Partnership;

(l)             obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Corporation and/or the Operating Partnership in Assets;

(m)           from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Corporation and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;

(n)           provide the Corporation and the Operating Partnership with all necessary cash management services;

(o)           do all things necessary to assure its ability to render the services described in this Agreement;

(p)           deliver to or maintain on behalf of the Corporation copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of other Assets as may be required to be obtained by the Board;

(q)            notify and obtain the prior approval of the Board of Directors, any particular Directors specified by the Board or, if specified in a resolution or policy adopted by the Board, any committee of the Board or the Advisor, for any investments in Real Properties;

(r)            notify and obtain the approval of a majority of the Board of Directors (including a majority of the Independent Directors) for all affiliated transactions before such transactions are completed;

(s)           effect any private placement of OP Units, tenancy-in-common, Delaware statutory trust, or other interests in Real Properties as may be approved by the Board;

(t)            oversee the development, construction and improvement, including tenant improvements, of Real Properties by third parties on behalf of the Corporation; and

(u)           oversee and monitor third-party engineers, facility managers and property managers with regard to the effective building operations and maintenance of Real Properties.

Notwithstanding the foregoing, the Advisor may delegate any or all of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3, subject to the prior consent of the Corporation if all or substantially all of such duties are delegated to a Person that is not an Affiliate. Further, the Advisor or any Affiliate may provide internal legal services, either directly to the Corporation or as oversight of the Corporation’s outside counsel, which internal legal services shall be deemed separate and not included in the services set forth above.

4.             AUTHORITY OF ADVISOR.

(a)            Pursuant to the terms of this Agreement (including the restrictions included in Paragraph 3, this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Corporation, the Board of Directors hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Paragraph 3.

(b)            Notwithstanding the foregoing, any investment in Real Properties, including any acquisition of Real Property by the Corporation or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Board, any particular Directors specified by the Board or, if specified in a resolution or policy adopted by the Board, any committee of the Board or the Advisor, as the case may be.

(c)            In connection with a proposed transaction that requires the approval of the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Board of Directors (including a majority of the Independent Directors) will be required for each transaction to which the Advisor or its Affiliates is a party. The Board of Directors may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Corporation prior to the date of receipt by the Advisor of such notification.

5.             BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Corporation.

6.             RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Corporation, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Corporation and the Operating Partnership.

7.             LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Corporation as a REIT, (b) subject the Corporation to regulation under the Investment Corporation Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation, its Shares or its Securities, or otherwise not be permitted by the Charter or Bylaws of the Corporation, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers, employees and stockholders, and members, managers, stockholders, directors and officers of the Advisor’s Affiliates, shall not be liable to the Corporation or to the Board of Directors or stockholders for any act or omission by the Advisor, its members, managers, directors, officers or employees, or stockholders, members, managers, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraph 19 of this Agreement.

8.             RELATIONSHIP WITH DIRECTORS. Subject to Paragraph 7 of this Agreement and to restrictions advisable with respect to the qualification of the Corporation as a REIT, members, managers, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Corporation, except that no member, manager, director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Corporation shall receive any compensation from the Corporation for serving as a Director or officer of the Corporation other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter.

9.             FEES.

(a)            Management Fee. The Corporation will pay the Advisor a management fee (the “Corporation Management Fee”) equal to 1.25% of (a) if prior to the date on which the Corporation has calculated its NAV, the aggregate purchase price of its Assets excluding any debt, or (b) if after the date on which the Corporation has calculated its NAV, the then-current NAV, payable monthly, before giving effect to any accruals for the Management Fee, Distribution Fees, the Performance Allocation (as defined in the Operating Partnership Agreement) or any Distributions. The Operating Partnership will pay the Advisor a management fee (the “OP Management Fee” and, together with the Corporation Management Fee, the “Management Fee”) equal to 1.25% of (a) if prior to the date on which the Corporation has calculated its NAV, the aggregate purchase price of the Corporation’s Assets excluding any debt, or (b) if after the date on which the Corporation has calculated its NAV, the net asset value of the Operating Partnership, attributable to Operating Partnership units held by unitholders other than the Corporation. The Advisor shall receive the Management Fees as compensation for services rendered hereunder;

(i)            The Corporation Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class I Shares or Class I units of the Operating Partnership. The OP Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class I units of the Operating Partnership. If the Advisor elects to receive any portion of its Management Fee in Class I Shares or Class I units of the Operating Partnership, the Advisor may elect to have the Corporation or the Operating Partnership repurchase such Class I Shares or Class I units of the Operating Partnership from the Advisor at a later date. Class I Shares and Class I units of the Operating Partnership obtained by the Advisor will not be subject to the repurchase limits of the Share Repurchase Program or any reduction or penalty for an early repurchase. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for the Class I Shares with an equivalent aggregate NAV. The Advisor will have the option of exchanging Class I Shares for an equivalent aggregate NAV amount of Class A Shares, Class AX Shares, Class D Shares, Class DX Shares or Class IX Shares, and will have registration rights with respect to shares of the Corporation’s common stock.

(ii)            In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(iii)           In the event the Corporation or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Corporation and the Operating Partnership will pay the Advisor the Management Fee from the proceeds of the liquidation.

(b)            Third-Party Costs. The Advisor or its Affiliates may incur third-party costs in connection with the performance of applicable services pursuant to this Agreement, which third-party costs shall be separately reimbursed pursuant to Paragraph 10 hereof.

(c)            Fees for other Services. The Corporation may retain certain of the Advisor’s Affiliates from time to time, for services relating to its investments or its operations, which may include property management services, leasing services, corporate services, statutory services, transaction support services (including but not limited to coordinating with brokers, lawyers, accountants and other advisors, assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), construction and development management, and loan management and servicing, and within one or more such categories, providing services in respect of asset and/or investment administration, accounting, technology, tax preparation, finance (including but not limited to budget preparation and preparation and maintenance of corporate models), treasury, operational coordination, risk management, insurance placement, human resources, legal and compliance, valuation and reporting-related services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title and/or other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services will not reduce the Management Fees. Any such arrangements will be at market rates or reimbursement of costs.

(d)            Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to the Corporation or the Operating Partnership unless a majority of the Board of Directors (including a majority of the Independent Directors) approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Corporation or the Operating Partnership than comparable loans between unaffiliated parties.

(e)            Exclusion of Certain Transactions. In the event the Corporation or the Operating Partnership shall propose to enter into any transaction with the Sponsor, the Advisor, a Director or any Affiliate thereof, then such transaction shall be approved by a majority of the Board of Directors (including a majority of the Independent Directors) as fair and reasonable to the Corporation.

10.            EXPENSES.

(a)            In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof and subject to the limitations set forth in this Paragraph 10 and in Paragraph 12 and contained in the Charter, the Corporation or the Operating Partnership shall pay directly or reimburse the Advisor or its Affiliates for all of the expenses paid or incurred by the Advisor or its Affiliates in connection with the services they provide to the Corporation and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i)            Organization and Offering Expenses and Private Organization and Offering Expenses paid or incurred by the Advisor or any of its Affiliates; provided that after the applicable Offering terminates, the Advisor shall reimburse the Corporation to the extent the sum of the Organization and Offering Expenses or Private Organization and Offering Expenses, as applicable, and the Sales Commissions, Dealer Manager Fees and Distribution Fees with respect to the applicable Offering that are borne by the Corporation exceed 15.0% of the Gross Proceeds raised in the completed Offering; the Advisor shall be responsible for the payment of all the Corporation’s Organization and Offering Expenses in excess of the maximum amount permitted;

(ii)           Acquisition Expenses, subject to the limitations set forth in the Charter;

(iii)          Disposition Expenses incurred in connection with the disposition of Assets;

(iv)          the actual cost of goods and services used by the Corporation and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of any securities;

(v)           interest and other costs for borrowed money, including discounts, points and other similar fees;

(vi)          taxes and assessments on income of the Corporation or Assets and any other taxes otherwise imposed on the Corporation;

(vii)         costs associated with insurance required in connection with the business of the Corporation or by the officers and Directors;

(viii)        expenses of managing and operating Assets owned by the Corporation, whether payable to an Affiliate of the Corporation or a non-affiliated Person;

(ix)           all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(x)            expenses associated with a Listing, if applicable;

(xi)           expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Corporation to the Stockholders;

(xii)          expenses of organizing, revising, amending, converting, modifying, or terminating the Corporation or the Charter;

(xiii)         expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiv)        personnel (and related employment) costs and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of the Advisor, equipment, utilities, insurance, travel and entertainment, and other costs) costs incurred by the Advisor or its Affiliates in performing the services described in Paragraph 3 hereof, including, but not limited to, total compensation, benefits and other overhead of all employees involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee;

(xv)         audit, accounting and legal fees and other fees for professional services relating to the operations of the Corporation and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

(xvi)        out-of-pocket costs for the Corporation to comply with all applicable laws, regulations and ordinances; and

(xvii)       all other costs incurred by the Advisor in performing its duties hereunder.

(b)           Expenses incurred by the Advisor or its Affiliates on behalf of the Corporation and the Operating Partnership and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Corporation and the Operating Partnership and the calculation of the fees and commissions due under this Agreement during each month, and shall deliver such statement to the Corporation and the Operating Partnership within 45 days after the end of each month.

(c)            Notwithstanding the foregoing, the Advisor may pay for all Organization and Offering Expenses and Private Organization and Offering Expenses (other than the Sales Commissions, Dealer Manager Fees and Distribution Fees) incurred through the date on which the Corporation and the Operating Partnership have raised an aggregate of $100 million in gross offering proceeds in all of their securities offerings (the “Threshold Raise Date”). . The Corporation shall reimburse the Advisor for all such Organization and Offering Expenses and Private Organization and Offering Expenses (other than the Sales Commissions, Dealer Manager Fees and Distribution Fees) during the five year-period following the Threshold Raise Date. Any Organization and Offering Expenses and Private Organization and Offering Expenses (other than the Sales Commissions, Dealer Manager Fees and Distribution Fees) that are not reimbursed by the Corporation to the Advisor within five years of the Threshold Raise Date shall be deemed expired, and the Corporation’s obligation to reimburse such amounts to the Advisor shall be cancelled. Any reimbursement to the Advisor pursuant to this Paragraph 10(c) shall be subject to the limitation described in Paragraph 10(a)(i). Any reimbursement payments owed by the Corporation to the Advisor may be offset by the Advisor against amounts due to the Corporation from the Advisor. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Corporation.

(c)            The Advisor may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d)            Any reimbursement payments owed by the Corporation to the Advisor may be offset by the Advisor against amounts due to the Corporation from the Advisor. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Corporation.

11.           OTHER SERVICES. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Corporation and the Operating Partnership other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Corporation, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

12.           REIMBURSEMENT TO THE ADVISOR. For any year in which the Corporation qualifies as a REIT, the Corporation shall not reimburse the Advisor at the end of any fiscal quarter Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Corporation or, at the option of the Corporation, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be paid and within 60 days after the end of such Expense Year there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Corporation will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13.           OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any member, manager, director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Corporation is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. It is contemplated that the Corporation may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged (directly or indirectly) to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The parties to this Agreement hereby acknowledge that the Advisor may provide advice and render services to Persons that will compete with the Corporation for investments.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Corporation and its obligations to or its interest in any other partnership, corporation, limited liability company, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Advisor, its members, managers, directors, employees or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Corporation, it shall be the duty of the Independent Directors to ensure that the Advisor and its Affiliates follow the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities and to use their reasonable efforts to ensure that such method is applied fairly to the Corporation.

The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Corporation which is consistent with the investment policies and objectives of the Corporation, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Corporation even if the opportunity is of character which, if presented to the Corporation, could be taken by the Corporation. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest-Conflict Resolution Procedures” in any Memorandum, as applicable (as such procedures may be amended from time to time by a majority of the Board, including the Independent Directors). shall govern the allocation of the opportunity among the Corporation and Affiliates of the Advisor.

14.           TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force to and including June 7, 2023, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Independent Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15.           TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Corporation and/or the Operating Partnership for Cause (subject to any applicable cure period), (ii) upon 60 days’ written notice without Cause and without penalty by a majority of the Independent Directors of the Corporation or by the Advisor, (iii) upon 60 days’ written notice with Good Reason by the Advisor or (iv) immediately by the Corporation and/or the Operating Partnership in connection with a merger, sale of Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed.

16.           ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Corporation or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Corporation or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Corporation or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation and the Operating Partnership are bound by this Agreement.

17.           PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Corporation or the Operating Partnership within 30 days after the effective date of such termination: (i) subject to the limitations set forth in Paragraph 12 hereof and in the Charter, all unpaid reimbursements of expenses, including without limitation, subject to the limitation described in Paragraph 10(a)(i) hereof, any Organization and Offering Expenses or Private Organization and Offering Expenses, as applicable, that have not been reimbursed to the Advisor as of the Termination Date; and (ii) all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b)           In addition, in accordance with the provisions of Paragraph 12, the Advisor shall be entitled to receive any Excess Amount (as defined in Paragraph 12) for which the Independent Directors determined (before or after the Termination Date) that there was justification based on unusual and nonrecurring factors.

(c)            The Advisor shall promptly upon termination:

(i)            pay over to the Corporation and the Operating Partnership all money collected and held for the account of the Corporation and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii)          deliver to the Board of Directors all Assets and documents of the Corporation and the Operating Partnership then in the custody of the Advisor; and

(iv)          cooperate with the Corporation and the Operating Partnership to provide an orderly management transition.

18.           INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP. The Corporation and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective members, managers, officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, subject to any limitations imposed by the laws of the State of Maryland or the Charter. Notwithstanding the foregoing, the Corporation and the Operating Partnership may not indemnify or hold harmless the Advisor, its Affiliates, or any of their respective members, managers, officers, directors, partners or employees in any manner that would be inconsistent with the provisions of Section II.G of the NASAA REIT Guidelines.

19.           INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Corporation and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

20.           NON-SOLICITATION. In the event of a termination without Cause of this Agreement by the Corporation pursuant to Paragraph 15 hereof, for two (2) years after the Termination Date, the Corporation shall not, without the consent of the Advisor, employ or otherwise retain any employee of the Advisor or any of its Affiliates or any person who has been employed by the Advisor or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Corporation. The Corporation acknowledges and agrees that, in addition to any damages, the Advisor may be entitled to equitable relief for any violation of this Paragraph 20 by the Corporation, including, without limitation, injunctive relief.

21.           NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Corporation:	Strategic Wireless Infrastructure Fund II, Inc. 100 Field Point Road Greenwich, CT 06830
To the Operating Partnership:	SWIF II Operating Partnership, LP 100 Field Point Road Greenwich, CT 06830
To the Advisor:	StratCap Digital Infrastructure Advisors II, LLC 100 Field Point Road Greenwich, CT 06830

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 21.

22.           THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their Affiliates and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

23.           MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

24.           SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

25.           GOVERNING LAW; EXCLUSIVE JURISDICTION; WAIVER OF JURY TRIAL. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

26.           INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party or any third party beneficiary to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

27.           GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28.           TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

29.           EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

30.           INITIAL INVESTMENT. The Advisor has made a capital contribution of $200,000 to the Corporation in exchange for 20,000 Class IX Shares. The Advisor may not sell any of such Shares while the Advisor acts in such advisory capacity to the Corporation, provided, that such Shares may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities of the Corporation or the Operating Partnership acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors, the removal of the Advisor, or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II OPERATING PARTNERSHIP, LP

By: Strategic Wireless Infrastructure Fund II, Inc., its General Partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
Name:	James Condon
Title:	President